EXHIBIT 99.1
New York | April 23, 2026
AMERICAN EXPRESS
Q1 2026 RESULTS

AMERICAN EXPRESS DELIVERS STRONG Q1 RESULTS WITH REVENUE UP 11%, OR 10% FX-ADJUSTED1
EARNINGS PER SHARE OF $4.28 INCREASED 18%
CARD MEMBER SPEND GROWTH ACCELERATED TO 10%, OR 9% FX-ADJUSTED1
COMPANY REAFFIRMS FY 2026 REVENUE AND EPS GUIDANCE
(Millions, except per share amounts, and where indicated)

	Quarters Ended March 31,		YoY% Inc/(Dec)
	2026	2025
Billed Business (Billions) FX-adjusted[1]	$428.0	$387.4 $393.6	10% 9%
Total Revenues Net of Interest Expense FX-adjusted[1]	$18,907	$16,967 $17,210	11% 10%
Net Income	$2,971	$2,584	15%
Diluted Earnings Per Common Share (EPS)[2]	$4.28	$3.64	18%
Average Diluted Common Shares Outstanding	686	702	(2)%
American Express Company (NYSE: AXP) today reported first-quarter 2026 net income of $3.0 billion, compared with net income of $2.6 billion a year ago. Earnings per share was $4.28, up 18 percent from $3.64 a year ago.

Stephen J. Squeri | Chairman and Chief Executive Officer
“We had a very strong start to the year, reflecting continued momentum across our premium customer base and execution of our proven growth strategy. We delivered 10 percent FX-adjusted revenue growth and 18 percent EPS growth in the quarter. Card Member spending grew 9 percent FX-adjusted, the highest quarterly growth in three years, driven by strong demand and engagement with our premium products. Our credit performance remained excellent.
“Our consistently strong performance reinforces that our strategy is working well, supported by our ongoing investments in growth initiatives. During the quarter, we continued to expand the access and experiences we provide across sports, a powerful engagement engine with our Card Members, becoming the Official Payments Partner of the NFL globally and extending our long-term partnership with the NBA. We also shared plans for the largest one-year expansion of our commercial product suite in our history, starting with the launch of our new Graphite Business Cash Unlimited Card. And we continued to drive AI innovation with the announcement of the Amex Agentic Commerce Experiences developer kit and industry-first Agent Purchase Protection.
“Given our strong results to date, we’re reaffirming our full-year 2026 guidance for 9 to 10 percent revenue growth and EPS of $17.30 to $17.90, and decided to increase our investments in marketing and technology to capitalize on long-term growth opportunities. With our differentiated Membership Model, fueled by our premium Card Members, world-class partners, and the innovations and services delivered by our talented colleagues, we are confident in our ability to deliver sustainable long-term growth.”

AMERICAN EXPRESS Q1 2026 RESULTS

First-Quarter 2026 Results	Business Highlights
First-quarter consolidated total revenues net of interest expense were $18.9 billion, up 11 percent year-over-year, or 10 percent on an FX-adjusted basis. The increase was primarily driven by higher Card Member spending, increased net interest income supported by growth in card balances, and strong card fee growth.
Consolidated provisions for credit losses were $1.3 billion, compared with $1.2 billion a year ago. The increase reflected higher net write-offs and a lower reserve release compared to the prior year. The first-quarter net write-off rate was 2.0 percent, compared to 2.1 percent a year ago.[3]
Consolidated expenses were $13.9 billion, up 11 percent year-over-year. The increase was primarily driven by higher variable customer engagement costs due to increased Card Member spending, the U.S. Platinum Card refresh, and usage of travel- and lifestyle-related benefits, as well as higher operating expenses.
The consolidated effective tax rate was 21.4 percent, down from 22.4 percent a year ago, primarily reflecting discrete tax benefits in the current quarter.

•American Express was named the Official Payments Partner of the NFL and announced a multi-year partnership extension with the NBA across league platforms, including the WNBA.
•Kicking off a major expansion of integrated solutions for businesses of all sizes, the company launched the American Express Graphite™ Business Cash Unlimited Card.
•The company announced the Amex Agentic Commerce Experiences™ developer kit and industry-first Amex Agent Purchase Protection™.
•Resy unveiled the next phase of its dining platform, including the planned integration of Resy and Tock venue networks.
•American Express continues to expand the Centurion Lounge® network, opening new spaces in Las Vegas and New Delhi and announcing plans in three other locations.
•The company ranked #4 on Great Place to Work’s® 2026 list of the 100 Best Companies to Work For® in the U.S.

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This earnings release should be read in conjunction with the supplemental financial data for the first quarter 2026 (the statistical tables), which include information regarding our reportable operating segments and certain defined terms used in this release, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss first-quarter 2026 results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available at the same website address following the call.

AMERICAN EXPRESS Q1 2026 RESULTS

1
As used in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for current period apply to the corresponding prior-year period against which such results are being compared). FX-adjusted revenues is a non-GAAP measure. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

2
Attributable to common shareholders. Represents net income less earnings allocated to participating share awards and dividends on preferred shares. Refer to the statistical tables for more information.

3
Net write-off rates are based on principal losses only (i.e., excluding interest and/or fees) and represent consumer and small business card balances (net write-off rates based on principal losses only are unavailable for corporate). Refer to the statistical tables for more information and net write-off rates including interest and fees.

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Media Contacts:
Amanda Miller, Amanda.C.Miller@aexp.com, +1.408.219.0563
Deniz Yigin, Deniz.Yigin@aexp.com, +1.332.999.0836
Investors/Analysts Contacts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Amanda Blumstein, Amanda.Blumstein@aexp.com, +1.212.640.5574
ABOUT AMERICAN EXPRESS
American Express (NYSE: AXP) is a global payments and premium lifestyle brand powered by technology. Our colleagues around the world back our customers with differentiated products, services, and experiences that enrich lives and build business success.
Founded in 1850 and headquartered in New York, American Express’ brand is built on trust, security, service, and a rich history of delivering innovation and Membership value for our customers. We seek to provide the world’s best customer experience every day to a broad range of consumers, small and medium-sized businesses, and large corporations, and we build and manage relationships with millions of merchants across our global network.
For more information about American Express, visit americanexpress.com, americanexpress.com/en-us/newsroom/, and ir.americanexpress.com.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s guidance for 2026, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, those that are set forth under the caption “Cautionary Note Regarding Forward-Looking Statements” in the company’s current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on April 23, 2026 (the Form 8-K Cautionary Note), which are incorporated by reference into this release. Those factors include, but are not limited to, the following:

AMERICAN EXPRESS Q1 2026 RESULTS

•the company’s ability to achieve its 2026 earnings per common share (EPS) guidance and grow EPS in the future, which will depend in part on revenue growth, credit performance, credit reserve and expense levels and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing in growth initiatives (such as its brand, value propositions, coverage, marketing, technology, partnerships and talent), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs and the Form 8-K Cautionary Note, as well as the following: macroeconomic and geopolitical conditions, including a slowdown in U.S. or global economic growth, changes to consumer and business confidence, higher rates of unemployment and wide-scale layoffs, impacts of the Middle East conflict and other international hostilities and deteriorations in global trade, the effects of announced or future tariffs, changes in interest rates, inflation, supply chain issues, energy costs, market volatility, government shutdowns and fiscal and monetary policies; the effects of technology changes and the adoption of artificial intelligence (AI); the impact of any future contingencies, including, but not limited to, legal costs and settlements, the imposition of fines or monetary penalties, increases in Card Member remediation, investment gains or losses, restructurings, impairments and changes in reserves; issues impacting brand perceptions and the company’s reputation; changes in the competitive environment and an inability to realize benefits from new and extended sponsorships; impacts related to acquisitions, cobrand relationships and other partners; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;

•the company’s ability to achieve its 2026 revenue growth guidance and grow revenues net of interest expense in the future, which could be impacted by, among other things, the factors identified above, in the subsequent paragraphs and in the Form 8-K Cautionary Note, as well as the following: spending volumes not being consistent with expectations, including spending by U.S. consumer and small & mid-sized business Card Members and airline and other travel & entertainment spending volumes, such as due to uncertain business and economic conditions, as well as geopolitical conditions; an inability to address competitive pressures, attract and retain customers, invest in and enhance the company’s Membership Model of premium products, differentiated services and partnerships, successfully refresh and introduce card products, grow spending and lending with customers across age cohorts (including Millennial and Gen-Z customers) and commercial segments and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global network; the impacts of portfolio sales; the effects of regulatory initiatives, including pricing regulation, such as pricing for card acceptance and potential credit card interest rate caps, and network regulation; merchant coverage growing less than expected or the reduction of merchant acceptance or perceptions of coverage; increased surcharging, steering, suppression or other differential acceptance practices with respect to the company’s products; merchant discount rates changing from the company’s expectations; and changes in foreign currency exchange rates;

•the actual amount the company spends on marketing in 2026 and beyond and the effectiveness and efficiency of its marketing spending, which will be based in part on continued changes in the macroeconomic and competitive environment and business performance, including the levels of demand for the company’s products; the company’s ability to realize marketing efficiencies, including as a result of investments in its product value propositions and the use of technology, such as the personalization of offers, and balance expense control and investments in the business; management’s investment optimization process and its ability to develop premium value propositions and drive customer demand; management’s identification and assessment of attractive investment opportunities and its decisions regarding the timing of investments; and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; and

•the company’s ability to successfully invest in, benefit from and expand the use of technological developments, generative AI, digital payments, servicing, travel, dining & expense management solutions and other technological capabilities and the actual amount the company spends on technology in 2026 and beyond, which will depend in part on the company’s success in advancing its agentic commerce initiatives, including embedding its payment capabilities in emerging AI ecosystems, such as through the Amex Agentic Commerce Experiences™ developer kit and Amex Agent Purchase Protection™, making Membership assets discoverable and actionable on AI platforms and building proprietary AI-powered experiences across its platforms; embedding AI into its business and increasing automation, including to streamline and improve internal processes and decision making, enhance the company’s products, develop new capabilities and address servicing and other business and customer needs; developing new features in its applications and platforms and enhancing its digital channels; supporting the use of the company’s products as a means of payment through online, mobile, agentic and other digital channels; building partnerships and executing programs with other companies; and effectively utilizing data and data & analytics platforms, including successfully migrating to new platforms, all of which will be impacted by investment levels, customer and colleague receptiveness and ability to adopt new technologies, partner engagement, new product innovation and development and the platforms and infrastructure to support new products, services, benefits and partner integrations.

A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the company’s other reports filed with the SEC, including in the Form 8-K Cautionary Note.
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